SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934




Filed by the Registrant [ ] Filed by a Party other than the Registrant [X] Check the appropriate box: [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [ ] Definitive Proxy Statement [ X] Definitive Additional Materials [ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


 ..............................RANGER INDUSTRIES, INC...........................
                (Name of Registrant as Specified In Its Charter)

 ..................PURE GROUP, INC., a Delaware corporation.....................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1) Title of each class of securities to which transaction applies:
       ........................................................................
       2) Aggregate number of securities to which transaction applies:
       ........................................................................
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       ........................................................................
       4) Proposed maximum aggregate value of transaction:
       ........................................................................
       5) Total fee paid:
       ........................................................................
[  ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11-(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1) Amount Previously Paid: _____________________________________________
       2) Form, Schedule or Registration Statement No:_________________________
       3) Filing Party: _______________________________________________________
       4) Date Filed: _________________________________________________________


619606.1

PURE GROUP, INC.
-------------------------------------------------------------------------------


                                PURE GROUP, INC.
                                  P.O. BOX 1028
                            LAKE WORTH, FLORIDA 33460
-------------------------------------------------------------------------------


                                                                 July 31, 1997
TO THE STOCKHOLDERS OF RANGER INDUSTRIES, INC:

       Pure Group, Inc., a Delaware corporation (the "Soliciting Stockholder"), commencing on or about June 20, 1997, distributed a proxy statement (the "Opposition Proxy Statement" or the "Proxy Statement") for the purpose of removing the persons then serving on the board of directors (the "Former Board") of Ranger Industries, Inc., a Connecticut corporation (the "Company"), and replacing the Former Board with three persons (the "New Board") who, the Soliciting Stockholder believes, would be more likely to enhance the value of the outstanding common stock of the Company (the "Common Stock"). The Soliciting Stockholder undertook the solicitation in the belief that the Former Board has failed to take action that would enhance the value of the Common Stock of the Company to the stockholders of the Company (the "Stockholders"), and that the members of the New Board have the experience, ability and interest in improving the value of the Common Stock.

       As a result of the Soliciting Stockholder's efforts, and the support of the Stockholders to date, the Soliciting Stockholder, the Company and the members of the Former Board have come to an agreement (the "Settlement Agreement") that has resulted in the appointment of the persons comprising the New Board as the members of the Board of Directors of the Company. In addition, the date of the 1997 Annual Meeting has been postponed to August 11, 1997, commencing at 10:00 a.m., and has been relocated to the offices of the Soliciting Stockholders's legal counsel, Battle Fowler LLP, 75 East 55th Street, New York, New York 10022.

       As of the date of this letter, an absolute majority of all outstanding Common Stock has submitted proxy cards to vote FOR the New Board. We note, as set forth in the Opposition Proxy Statement, that the proxies are revocable by the Stockholders at any time prior to being voted at the Annual Meeting, and so the foregoing vote count is subject to decrease or increase. If a quorum is not present at the 1997 Annual Meeting, including all adjournments thereof (if any), the New Board would remain in office until the time of the next annual meeting of stockholders, or until their successors are elected and qualified.

       A summary of the terms of the Settlement Agreement is as follows:

              (a) The Soliciting Stockholder has loaned (the "Loan") to the Company the amount of $196,476.97, which bears interest at two points above the announced prime rate, as adjusted from time to time, compounded monthly. As required by the Settlement Agreement, the Loan will be applied as follows:

        .  To pay the accrued but unpaid salary of the
           Company's former chief executive officer, Mr.
           James B. Rubin, including payroll
           taxes and withholdings thereon...............................$54,063

        .  To pay certain overdue management fees owed to an
           affiliate of Mr. Rubin.......................................$20,904


619606.1

PURE GROUP, INC.
-------------------------------------------------------------------------------

                                                              July 31, 1997
                                                              Page 2

              (b) Messrs. James Berman and Duncan N. Darrow resigned from the Board of Directors, and Mr. Rubin, as the sole remaining member of the Board filled the vacancies resulting from such resignations by appointing Messrs. Morton E. Handel and Isaac Perlmutter as directors; Mr. Rubin then resigned from the Board, and Messrs. Handel and Perlmutter elected Mr. Raymond Minella to fill the vacancy resulting from Mr. Rubin's resignation.

              (c) The New Board will maintain in force the Company's current directors' and officers' liability insurance for not less than one year beyond the current expiration date of December 27, 1997, provided that such insurance is available at a premium that is not more than 50% higher than the premium for the year ended December 27, 1997. The Soliciting Stockholder has been advised by former management that the annual premium for the year ended December 27, 1997, was approximately $35,000.

              (d) Mr. Rubin has agreed to deliver a written proxy card appointing the New Board as his proxy at the 1997 Annual Meeting, but he has withheld authority to vote for the New Board.

              (e) The Soliciting Stockholder and the individual members of the Former Board - i.e., Messrs. James B. Rubin, James Berman and Duncan N. Darrow, have exchanged mutual releases relating to the proxy contest. The Company has not issued any such releases in connection with the Settlement Agreement.

       In addition to the Settlement Agreement, we wish to advise the Stockholders of the following additional information:

       Mr. Morton E. Handel, a member of the New Board, and who has served from time to time as a consultant to the Soliciting Stockholder and its affiliates, was on June 23, 1997, appointed to serve as a director of Toy Biz, Inc., a Delaware corporation, of which the sole stockholder of the Soliciting Stockholder is a substantial shareholder. As more fully set forth in the Proxy Statement, Toy Biz is a manufacturer, importer and distributor of children's toys. Following the execution of the Settlement Agreement, the New Board elected Mr. Handel as President and CEO of the Company.

       The Soliciting Stockholder believes that the settlement described above will ultimately work to the benefit of the Stockholders of the Company. It nevertheless remains important for all Stockholders to vote at the 1997 Annual Meeting. If you have not already submitted your GREEN proxy card, we urge you to do so. For assistance in submitting your proxy card, or to obtain another proxy card, you may call the Soliciting Stockholder's proxy solicitor, Beacon Hill Partners, Inc., at 800-854-9486.

                                 Yours very truly,

                                 Isaac Perlmutter, President
                                 PURE GROUP, INC.

619606.1